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                                  EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in Registration Statement No. 33-11627, No. 33-17359, No. 33-20706, No. 33-29636, No. 333-03001, No.
33-48663, No. 333-61708 and No. 333-103132 all on Form S-8, and No. 333-10311
on Form S-3 of Alpha Technologies Group, Inc. of our report dated January 9, 2004 (which contains an explanatory paragraph regarding a change in the method of accounting for goodwill and intangible assets in 2002) appearing in this Annual Report on Form 10-K/A-1 of Alpha Technologies Group, Inc. for the year ended October 26, 2003.



/s/ Deloitte & Touche LLP
Boston, Massachusetts
May 14, 2004